Exhibit 99.1

AIM ImmunoTech Bolsters Board of Directors with Appointment of Pharmaceutical Industry Veteran Nancy K. Bryan, with Deep Commercial, Marketing, Business Development and Corporate Finance Expertise

OCALA, FL (March 30, 2023) – AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”), an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases — including COVID-19, the disease caused by the SARS-CoV-2 virus — today announced Nancy K. Bryan as the newest member of its Board of Directors. She has also been named to a number of committees.

Bryan is an established leader with more than 25 years of experience in the life sciences industry. She has served on executive leadership teams and played key roles in companies’ successes, including marketing, sales, business development, financing and communications. Bryan is the current President and CEO of BioFlorida Inc., an association supporting the advancement of life sciences in Florida.

William Mitchell, MD, PhD, Professor of Pathology, Microbiology and Immunology at the Vanderbilt University School of Medicine, and Chair of AIM’s Board of Directors, commented, “I am thrilled to add Ms. Bryan as an independent Director, particularly with the depth and breadth of her product marketing and commercialization expertise. Her addition will provide us with valuable industry connections, financial insights and business acumen as we continue to guide AIM through its next phase of growth. She also advances our goal to promote diversity on our board. I look forward to working closely with Nancy as we move Ampligen toward late-stage development.”

“AIM demonstrates an exciting opportunity in the life sciences sector with its Ampligen asset. I am pleased to join the Board at this pivotal time and play what I believe will be an additive role as the Company progresses. I am encouraged by the potential of Ampligen and look forward to leveraging my experience and expertise to help unlock value in the near and long-term,” added Bryan.

Prior to joining BioFlorida as its President and CEO in 2013, Bryan began her career with major pharmaceutical companies including Merck, GlaxoSmithKline and Bayer Pharmaceuticals. She then went on to serve in a number of executive leadership positions in specialty pharmaceuticals and smaller, start-up biotech companies, including Indevus Pharmaceuticals and NPS Pharmaceuticals. Throughout her career, Bryan helped develop, launch and commercialize many products including blockbusters (Zantac, Levitra), major biologics (Tysabri) and orphan drugs for rare diseases (Valstar for bladder cancer, Supprelin LA for central precocious puberty), and helped establish franchises in a wide variety of therapeutic areas, including Oncology, Anti-infectives, GI and Autoimmune (MS, CD). She has established a successful track record with introducing strategic and tactical solutions to develop global markets as well as launch, grow and turn around established and underperforming drugs, resulting in greater revenue, market share, profitability and stockholder value. Additionally, Bryan has been recognized for outstanding leadership experience in the specialty, biologics and primary care markets, establishing franchises in a wide variety of therapeutic areas, including Oncology, GI, Urology, Endocrinology, Cardiology, Vaccines, Anti-infectives and Autoimmune (IBD, MS, RA).

Bryan holds a BA in Economics from the University of Virginia and an MBA from Columbia University, and her academic honors include Phi Beta Kappa and Beta Gamma Sigma.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate” and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Among other things, for those statements, the Company claims the protection of safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

AIM@jtcir.com